Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Monday, July 25, 2005		Director of Investor Relations
408 317-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
408 317-3931

Netflix Announces Q2 2005 Financial Results

GAAP Net Income of $5.7 million, Revenue of $164.5 million

and Raises 2005 Net Income Guidance

Los Gatos, Calif. – July 25, 2005 – Netflix (Nasdaq: NFLX) today reported results for the second quarter ended June 30, 2005.

For the second quarter:

•	Revenue was $164.5 million

•	Subscribers increased 53 percent year-over-year to 3.196 million

•	Churn declined to near-record low of 4.7%

“Our business performed impressively across all key operating measures in the second quarter, reflecting the broadening consumer appeal of our service and the rising competitive strength of our organization,” said Reed Hastings, Netflix co-founder and chief executive officer. “Looking at the second half of 2005, we’re confident of hitting four million subscribers by year’s end and expect to reach that milestone profitably and as the clear-cut market leader.”

Second-Quarter 2005 Financial Highlights

Revenue for the second quarter of 2005 was a record $164.5 million, representing 37 percent year-over-year growth from $120.3 million for the second quarter of 2004, and 7 percent quarter-over-quarter growth from $154.1 million for the first quarter of 2005.

GAAP net income for the second quarter of 2005 was $5.7 million, or $0.09 per diluted share, compared to GAAP net income of $2.9 million, or $0.04 per diluted share, for the second quarter of 2004 and a GAAP net loss of $8.8 million, or $0.17 per share, for the first quarter of 2005. Management had guided to a GAAP net loss for the second quarter of $2.2 million to $7.2 million. The outperformance is due to a number of factors including: lower-than-expected marketing, better-than-expected cost management as well as lower than expected stock-based compensation expense.

Non-GAAP net income was $9.1 million, or $0.14 per diluted share, for the second quarter of 2005, compared to non-GAAP net income of $7.0 million, or $0.11 per diluted share for the second quarter of 2004 and non-GAAP net loss of $4.5 million, or $0.09 per share, for the first quarter of 2005. Non-GAAP net income (loss) equals net income (loss) on a GAAP basis before stock-based compensation expense.

Gross margin for the second quarter of 2005 was 39.0 percent compared to 42.0 percent for the second quarter of 2004 and 38.4 percent for the first quarter of 2005.

Free cash flow1 for the second quarter of 2005 was positive $1.8 million, compared to positive $6.3 million in the second quarter of 2004 and negative $8.9 million for the first quarter of 2005.

Cash provided by operating activities for the second quarter of 2005 was $36.5 million, compared to $32.0 million for the second quarter of 2004 and $29.4 million for the first quarter of 2005.

Subscriber acquisition cost2 for the second quarter of 2005 was $37.25 per gross subscriber addition, compared to $35.12 for the same period of 2004 and $37.89 for the first quarter of 2005.

Churn3 for the second quarter of 2005 was 4.7 percent, compared to 5.6 percent for the second quarter of 2004 and 5.0 percent for the first quarter of 2005. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Subscribers. Netflix ended the second quarter of 2005 with approximately 3,196,000 total subscribers, representing 53 percent year-over-year growth from 2,093,000 total subscribers at the end of the second quarter of 2004 and 6 percent sequential growth from 3,018,000 subscribers at the end of the first quarter of 2005.

During the quarter Netflix acquired 707,000 gross subscriber additions, representing 21 percent year-over-year growth from 583,000 gross subscriber additions acquired in the second quarter of 2004 and 25 percent quarter-over-quarter decline from 945,000 gross subscriber additions acquired in the first quarter of 2005.

Of the 3,196,000 total subscribers at quarter end, 97 percent, or 3,109,000, were paid subscribers. The other 3 percent, or 87,000, were free subscribers. Paid subscribers represented 97 percent of total subscribers at the end of the second quarter of 2004 and 96 percent of total subscribers at the end of the first quarter of 2005.

Business Outlook

The Company’s performance expectations for the third and fourth quarters of 2005 and the full year of 2005 are as follows:

Third Quarter 2005

•	Ending subscribers of 3.35 million to 3.50 million

•	Revenue of $172.5 million to $176.5 million

•	GAAP net income of $4.5 million to $8.0 million

Fourth Quarter 2005

•	Ending subscribers of 3.85 million to 4.05 million

•	Revenue of $187 million to $193 million

•	GAAP net income of $1.0 million to $6.0 million

[1]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.
[2]	Subscriber acquisition cost is defined as the total marketing expense on the Company’s Statement of Operations divided by total gross subscriber additions during the quarter.
[3]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

Full Year 2005

•	Ending subscribers of 3.85 million to 4.05 million, from previous guidance of 3.85 million to 4.15 million

•	Revenue of $678.1 million to $688.1 million, from previous guidance of $660 million to $685 million

•	GAAP net income of $2.4 million to $11.9 million, from previous guidance of a loss of $5 million to $15 million

Float and Trading Plans

The Company estimates the public float at approximately 46,279,628 shares as of June 30, 2005, up 1 percent from 45,813,910 shares as of March 31, 2005, based on registered shares held in street name with the Depository Trust and Clearing Corporation. No outstanding shares are subject to a lock-up agreement of any kind. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from approximately 5:00 p.m. Pacific Time on July 25, 2005 through July 31, 2005. To listen to a replay, call (719) 457-0820, access code 1394102.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than three million subscribers access to over 50,000 DVD titles. Under the company’s most popular program, for $17.99 a month, Netflix subscribers rent as many DVDs as they want and keep them as long as they want, with three movies out at a time. There are no due dates, no late fees and no shipping fees. DVDs are delivered for free by the USPS from regional shipping centers located throughout the United States. Netflix can reach nearly 90 percent of its subscribers with generally one business-day delivery. Netflix offers personalized movie recommendations to its members and has more than 500 million movie ratings. Netflix also allows members to share and recommend movies to one another through its Friends™ feature. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue and GAAP net income for the third and fourth quarters and full year of 2005. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular managing our subscriber acquisition cost as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing and availability for advertising space; fluctuations in consumer usage of our service, customer spending on DVD players, DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004	June 30, 2005
Revenues:
Subscription	$119,710	$152,446	$164,027	$219,533	$316,473
Sales	611	1,694	470	1,158	2,164

Total revenues	120,321	154,140	164,497	220,691	318,637
Cost of revenues:
Subscription	69,604	93,986	99,957	126,048	193,943
Sales	184	999	354	367	1,353

Total cost of revenues	69,788	94,985	100,311	126,415	195,296

Gross profit	50,533	59,155	64,186	94,276	123,341
Operating expenses:
Fulfillment	14,373	16,694	17,560	25,163	34,254
Technology and development	5,652	7,155	7,513	10,691	14,668
Marketing	20,477	35,803	26,338	47,170	62,141
General and administrative	3,280	5,007	4,898	6,416	9,905
Stock-based compensation	4,134	4,279	3,423	8,569	7,702

Total operating expenses	47,916	68,938	59,732	98,009	128,670

Operating income (loss)	2,617	(9,783)	4,454	(3,733)	(5,329)
Other income (expense):
Interest and other income	304	1,051	1,246	895	2,297
Interest and other expense	(30)	(38)	(3)	(61)	(41)

Income (loss) before income taxes	2,891	(8,770)	5,697	(2,899)	(3,073)
Provision for income taxes	—	44	13	—	57

Net income (loss)	$2,891	$(8,814)	$5,684	$(2,899)	$(3,130)

Net income (loss) per share:
Basic	$.06	$(.17)	$.11	$(.06)	$(.06)
Diluted	$.04	$(.17)	$.09	$(.06)	$(.06)
Weighted average common shares outstanding:
Basic	51,898	52,816	53,190	51,590	53,005
Diluted	64,975	52,816	64,592	51,590	53,005

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Non-GAAP net income reconciliation:
Net income (loss)	$2,891	$(8,814)	$5,684	$(2,899)	$(3,130)
Add back:
Stock-based compensation	4,134	4,279	3,423	8,569	7,702

Non-GAAP net income (loss)	$7,025	$(4,535)	$9,107	$5,670	$4,572

Non-GAAP net income (loss) per share:
Basic	$.14	$(.09)	$.17	$.11	$.09
Diluted	$.11	$(.09)	$.14	$.09	$.07
Weighted average common shares outstanding:
Basic	51,898	52,816	53,190	51,590	53,005
Diluted	64,975	52,816	64,592	64,907	64,122

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2004	June 30, 2005
Assets
Current assets:
Cash and cash equivalents	$174,461	$170,972
Prepaid expenses	2,741	4,349
Prepaid revenue sharing expenses	4,695	4,567
Other current assets	5,449	2,517

Total current assets	187,346	182,405
DVD library, net	42,158	56,031
Intangible assets, net	961	127
Property and equipment, net	18,728	27,410
Deposits	1,600	1,552
Other assets	1,000	1,203

Total assets	$251,793	$268,728

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$49,775	$56,211
Accrued expenses	13,131	13,702
Deferred revenue	31,936	33,497
Current portion of capital lease obligations	68	—

Total current liabilities	94,910	103,410
Deferred rent	600	785

Total liabilities	95,510	104,195
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2004 and June 30, 2005; 52,732,025 and 53,426,304 issued and outstanding at December 31, 2004 and June 30, 2005, respectively	53	53
Additional paid-in capital	292,843	301,669
Deferred stock-based compensation	(4,693)	(2,139)
Accumulated other comprehensive loss	(222)	(222)
Accumulated deficit	(131,698)	(134,828)

Total stockholders’ equity	156,283	164,533

Total liabilities and stockholders’ equity	$251,793	$268,728

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004	June 30, 2005
Cash flows from operating activities:
Net income (loss)	$2,891	$(8,814)	$5,684	$(2,899)	$(3,130)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	1,323	1,938	2,156	2,575	4,094
Amortization of DVD library	21,141	22,006	25,552	39,268	47,558
Amortization of intangible assets	454	454	380	1,080	834
Stock-based compensation expense	4,134	4,279	3,423	8,569	7,702
Loss on disposal of short-term investments	274	—	—	274	—
Gain on disposal of DVDs	(427)	(1,129)	(208)	(791)	(1,337)
Non-cash interest expense	11	11	—	22	11
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(2,521)	4,671	(3,219)	(1,522)	1,452
Accounts payable	(631)	2,857	3,579	9,898	6,436
Accrued expenses	1,391	2,550	(1,979)	2,227	571
Deferred revenue	3,755	527	1,034	6,927	1,561
Deferred rent	171	93	92	138	185

Net cash provided by operating activities	31,966	29,443	36,494	65,766	65,937

Cash flows from investing activities:
Purchases of short-term investments	(222)	—	—	(586)	—
Proceeds from sale of short-term investments	45,013	—	—	45,013	—
Purchases of property and equipment	(2,048)	(6,845)	(5,931)	(3,856)	(12,776)
Acquisitions of DVD library	(24,083)	(33,040)	(29,218)	(47,653)	(62,258)
Proceeds from sale of DVDs	611	1,694	470	1,158	2,164
Deposits and other assets	(168)	(177)	22	(187)	(155)

Net cash provided by (used in) investing activities	19,103	(38,368)	(34,657)	(6,111)	(73,025)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,305	365	3,313	4,124	3,678
Principal payments on notes payable and capital lease obligations	(118)	(79)	—	(229)	(79)

Net cash provided by financing activities	2,187	286	3,313	3,895	3,599

Net increase (decrease) in cash and cash equivalents	53,256	(8,639)	5,150	63,550	(3,489)
Cash and cash equivalents, beginning of period	100,188	174,461	165,822	89,894	174,461

Cash and cash equivalents, end of period	$153,444	$165,822	$170,972	$153,444	$170,972

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$31,966	$29,443	$36,494	$65,766	$65,937
Purchases of property and equipment	(2,048)	(6,845)	(5,931)	(3,856)	(12,776)
Acquisitions of DVD library	(24,083)	(33,040)	(29,218)	(47,653)	(62,258)
Proceeds from sale of DVDs	611	1,694	470	1,158	2,164
Deposits and other assets	(168)	(177)	22	(187)	(155)

Non-GAAP free cash flow	$6,278	$(8,925)	$1,837	$15,228	$(7,088)

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended			As of / Six Months Ended
	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004	June 30, 2005
Subscriber information:
Subscribers: beginning of period	1,932	2,610	3,018	1,487	2,610
Gross subscribers additions: during period	583	945	707	1,343	1,652
Gross subscriber additions year-to-year change	78.3%	24.3%	21.3%	80.5%	23.0%
Gross subscriber additions quarter-to-quarter sequential change	(23.3)%	20.7%	(25.2)%	—	—
Less subscriber cancellations : during period	(422)	(537)	(529)	(737)	(1,066)
Subscribers: end of period	2,093	3,018	3,196	2,093	3,196
Subscribers year-to-year change	82.5%	56.2%	52.7%	82.5%	52.7%
Subscribers quarter-to-quarter sequential change	8.3%	15.6%	5.9%	—	—
Free subscribers: end of period	69	131	87	69	87
Free subscribers as percentage of ending subscribers	3.3%	4.3%	2.7%	3.3%	2.7%
Paid subscribers: end of period	2,024	2,887	3,109	2,024	3,109
Paid subscribers year-to-year change	83.8%	56.7%	53.6%	83.8%	53.6%
Paid subscribers quarter-to-quarter sequential change	9.9%	16.1%	7.7%	—	—
Churn	5.6%	5.0%	4.7%	—	—
Subscriber acquisition cost - Consolidated	$35.12	$37.89	$37.25	$35.12	$37.62
Margins:
Gross margin	42.0%	38.4%	39.0%	42.7%	38.7%
Operating margin	2.2%	(6.3)%	2.7%	(1.7)%	(1.7)%
Net margin	2.4%	(5.7)%	3.5%	(1.3)%	(1.0)%
Expenses as percentage of revenues:
Fulfillment	11.9%	10.8%	10.7%	11.4%	10.8%
Technology and development	4.7%	4.6%	4.6%	4.8%	4.6%
Marketing	17.0%	23.2%	16.0%	21.4%	19.5%
General and administrative	2.7%	3.2%	3.0%	2.9%	3.1%

Operating expenses before stock-based compensation	36.3%	41.8%	34.3%	40.5%	38.0%
Stock-based compensation	3.5%	2.9%	2.0%	3.9%	2.4%

Total operating expenses	39.8%	44.7%	36.3%	44.4%	40.4%
Year-to-year change:
Total revenues	90.4%	53.6%	36.7%	85.7%	44.4%
Fulfillment	99.0%	54.7%	22.2%	85.0%	36.1%
Technology and development	37.1%	42.0%	32.9%	28.7%	37.2%
Marketing	105.7%	34.1%	28.6%	103.6%	31.7%
General and administrative	56.7%	59.7%	49.3%	47.8%	54.4%
Operating expenses before stock-based compensation	87.2%	41.6%	28.6%	81.0%	35.3%
Stock-based compensation	142.6%	(3.5)%	(17.2)%	108.5%	(10.1)%
Total operating expenses	90.9%	37.6%	24.7%	83.1%	31.3%